UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2016

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On January 15, 2016, Lowe’s Companies, Inc. (the “Company”) provided notice (“Notice of Intention”) to Woolworths Limited, its joint venture partner in Australia, of the Company’s intent to exercise its put option with respect to its investment in the joint venture, which operates Masters Home Improvement stores and Home Timber and Hardware Group’s retail stores and wholesale distribution in Australia. Following a period of 390 days, the shares which are the subject of the put option will be sold. However, Woolworths may bring forward the date of the sale during this period, by the exercise of its call option. The purchase price will be determined by reference to the fair market value of the shares, as of Monday, January 18, 2016. The valuation process will commence immediately. In connection with the planned divestiture, the Company expects to record, in its fourth quarter ending January 29, 2016, a non-cash impairment charge, subject to adjustment based on the final outcome of the valuation process. At this time, the Company is unable to estimate in good faith the amount or range of amounts of the impairment charge. However, the Company believes the valuation process referenced above will provide a reasonable estimate of such amounts for inclusion in its Annual Report on Form 10-K. The Company expects to file an amended Current Report on Form 8-K under this Item 2.06 within four business days after the date upon which it makes a determination of an estimate or range of estimates for any such impairment charge.

A copy of the press release announcing the Company’s plan to exit from the joint venture is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 18, 2016, announcing the Company’s exit from the joint venture with Woolworths Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: January 22, 2016	By:	/s/ Ross W. McCanless
Ross W. McCanless General Counsel, Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated January 18, 2016, announcing the Company’s exit from the joint venture with Woolworths Limited